PBF Logistics Increases Quarterly Distribution to $0.46 per Unit and
Announces First Quarter 2017 Earnings Results

•	First quarter net income attributable to the partnership of $24.6 million, or $0.55 per common unit, and EBITDA attributable to PBFX of $36.5 million

•	Tenth consecutive quarterly distribution increase to $0.46 per unit, representing a 53% increase to the Partnership’s minimum quarterly distribution

•	Completed acquisition of the Toledo refined products terminal in April

PARSIPPANY, NJ – May 4, 2017 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) announced today first quarter 2017 net income attributable to the partnership of $24.6 million, or $0.55 per common unit. During the quarter, the Partnership generated cash from operations of approximately $53.8 million, earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) of $36.5 million and distributable cash flow of $28.6 million.

“Our financial performance in the first quarter reflects another solid operational quarter from our expanding asset base. On April 17, the Partnership announced the continued growth of our portfolio with the acquisition of the Toledo Terminal. This transaction is PBFX’s second third-party acquisition and represents the third completed deal of 2017. In conjunction with the ongoing Paulsboro natural gas pipeline and Chalmette storage projects, the combined transactions represent a $15 million increase to the Partnership’s forecasted annualized EBITDA once in service,” said PBF Logistics GP LLC Chief Executive Officer, Tom Nimbley. “In light of our continued growth, we are pleased that the board of directors approved our tenth consecutive quarterly distribution increase to $0.46 per common unit.”

As of March 31, 2017, the Partnership had approximately $248.1 million of liquidity, including approximately $80.9 million in cash, cash equivalents and marketable securities, and access to approximately $167.2 million under its existing revolving credit facility. The Partnership intends to use its financial resources to fund organic growth projects, third-party acquisitions and future drop-downs.

Acquisition of the Toledo refined products terminal
On April 17, 2017, the Partnership announced that its wholly-owned subsidiary acquired the Toledo, Ohio, refined products terminal assets of Sunoco Logistics LP for $10.0 million in cash. Located adjacent to PBF Energy’s Toledo refinery, the Toledo Terminal is comprised of a 10-bay truck rack and over 110,000 barrels of chemicals, clean product and additive storage capacity.

PBF Logistics Announces Increased Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.46 per common unit. The distribution is payable on May 31, 2017, to unitholders of record at the close of business on May 16, 2017.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
PBF Logistics LP reconciliation of amounts under U.S. GAAP to forecasted annualized EBITDA (unaudited, in millions)

Reconciliation of combined Toledo Terminal and previously announced organic projects estimated annualized net income to forecasted annualized EBITDA:

Estimated net income	$9.3
Add: Depreciation and amortization expense	4.7
Add: Interest expense, net and other financing costs	1.0
Forecasted annualized EBITDA	$15.0

The Partnership defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. EBITDA is a non-GAAP supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unit holders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership’s management believes that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA should not be considered an alternative to net income, income from operations, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect net income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. Due to the forward-looking nature of forecasted EBITDA, information to reconcile forecasted EBITDA to forecasted cash flow from operating activities is not available as management is unable to project working capital changes for future periods at this time.

Conference Call Information
The Partnership’s senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, May 4, 2017, at 11:00 a.m. ET. The webcast is available through the Partnership's website, www.pbflogistics.com, and the call is accessible by dialing (888) 632-3384 or (785) 424-1675, conference ID: PBFXQ117. The audio replay will be available two hours after the end of the call through May 22, 2017, by dialing (800) 757-4761 or (402) 220-7215.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including the Annual Report on Form 10-K. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present our results of operations, related operational information, and reconciliations of net income and net cash provided by operating activity to EBITDA and distributable cash flow (both as defined below) of PBFX for the three months ended March 31, 2017 and 2016. The financial information presented contains the financial results of PBFX and Paulsboro Natural Gas Pipeline (as defined below) prior to our acquisition on February 28, 2017.

On February 28, 2017, our wholly-owned subsidiary, PBFX Operating Company LP (“PBFX Op Co”), acquired from PBF Energy Company LLC (“PBF LLC”) all of the issued and outstanding limited liability company interests of Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”) (the “PNGPC Acquisition”). PNGPC owns and operates an existing interstate natural gas pipeline which serves PBF Holding Company LLC's (“PBF Holding”) Paulsboro Refinery (“Paulsboro Natural Gas Pipeline”) and is subject to regulation by the Federal Energy Regulatory Commission (“FERC”). PNGPC has FERC approval for, and is in the process of constructing, a new 24” pipeline to replace the existing pipeline.

The PNGPC Acquisition was a transfer between entities under common control. Accordingly, the financial information contained herein of PBFX has been retrospectively adjusted to include the historical results of PNGPC for all periods presented. The results of PNGPC are included in the Transportation and Terminaling segment.

On August 31, 2016, PBFX Op Co acquired from PBF LLC a 50% equity interest in Torrance Valley Pipeline Company LLC (“TVPC”), with the other 50% equity interest continuing to be held by a subsidiary of PBF LLC, TVP Holding Company LLC (“TVP Holding”) (the “TVPC Acquisition”). TVPC owns the 189-mile San Joaquin Valley pipeline system with capacity of approximately 110,000 barrels per day (“bpd”) (the “Torrance Valley Pipeline”), which supports PBF Holding's Torrance Refinery. The Torrance Valley Pipeline consists of the M55, M1 and M70 pipeline systems, including 11 pipeline stations with storage capacity and truck unloading capability at two of the stations. We consolidate the financial results of TVPC, and record a noncontrolling interest for the 50% economic interest in TVPC held by TVP Holding.

On April 29, 2016, our wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), purchased four refined product terminals (the “East Coast Terminals”) from an affiliate of Plains All American Pipeline, L.P. (the “Plains Asset Purchase”). The East Coast Terminals have subsequently generated third-party revenues. Prior to the Plains Asset Purchase, we did not record third-party revenue, except for third-party revenue generated by the Delaware City Products Pipeline prior to August 2013. Additionally, our results may not be comparable to prior periods due to additional revenue, operating and maintenance expense and general and administrative expense associated with the East Coast Terminals.

As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures

We define EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization expense. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense, income tax expense, depreciation  and amortization expense attributable to PBFX, which excludes the results of acquisitions from PBF prior to the effective dates of such transactions. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is distributable cash flow divided by total distribution declared. EBITDA, EBITDA attributable to PBFX and distributable cash flow are not financial measures prescribed by U.S. generally accepted accounting principles (“GAAP”).

While EBITDA, EBITDA attributable to PBFX and distributable cash flow are not financial measures prescribed by U.S. GAAP (“non-GAAP”), they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and EBITDA attributable to PBFX provides useful information to investors in assessing our financial condition and results of operations. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with an enhanced perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA, EBITDA attributable to PBFX and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended March 31,
	2017	2016*
Revenue (a):
Affiliate	$56,202	$36,549
Third-Party	4,275	—
Total revenue	60,477	36,549

Costs and expenses:
Operating and maintenance expenses (a)	15,769	6,092
General and administrative expenses	3,315	2,566
Depreciation and amortization	5,352	1,847
Total costs and expenses	24,436	10,505

Income from operations	36,041	26,044

Other expense:
Interest expense, net	(7,568)	(6,806)
Amortization of loan fees	(416)	(423)
Net income	28,057	18,815
Less: Net loss attributable to Predecessor	(150)	(279)
Less: Net income attributable to noncontrolling interest (g)	3,599	—
Net income attributable to PBF Logistics LP unitholders	$24,608	$19,094

Net income per limited partner unit:
Common units - basic	$0.55	$0.53
Common units - diluted	0.55	0.53
Subordinated units - basic and diluted	0.55	0.53

Weighted-average limited partner units outstanding:
Common units - basic	26,042,248	18,497,620
Common units - diluted	26,127,441	18,497,997
Subordinated units - basic and diluted	15,886,553	15,886,553

Cash distributions declared per unit (e)	$0.46	$0.42

See Footnotes to Earnings Release Tables
____________

*	Prior-period financial information has been retrospectively adjusted for the acquisition of PNGPC on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended March 31, 2017
	PBF Logistics LP	PNGPC*	Consolidated Results
Revenue:
Affiliate	$56,202	$—	$56,202
Third-party	4,275	—	4,275
Total revenue	60,477	—	60,477

Costs and expenses:
Operating and maintenance expenses	15,729	40	15,769
General and administrative expenses	3,315	—	3,315
Depreciation and amortization	5,242	110	5,352
Total costs and expenses	24,286	150	24,436

Income (loss) from operations	36,191	(150)	36,041

Other expense:
Interest expense, net	(7,568)	—	(7,568)
Amortization of loan fees	(416)	—	(416)
Net income (loss)	28,207	(150)	28,057
Less: Net loss attributable to Predecessor	—	(150)	(150)
Less: Net income attributable to noncontrolling interest (g)	3,599	—	3,599
Net income attributable to PBF Logistics LP unitholders	$24,608	$—	$24,608

See Footnotes to Earnings Release Tables
____________

*	Reflects the results of PNGPC prior to our acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended March 31, 2016
	PBF Logistics LP	PNGPC*	Consolidated Results
Revenue:
Affiliate	$36,549	$—	$36,549
Total revenue	36,549	—	36,549

Costs and expenses:
Operating and maintenance expenses	6,021	71	6,092
General and administrative expenses	2,565	1	2,566
Depreciation and amortization	1,640	207	1,847
Total costs and expenses	10,226	279	10,505

Income (loss) from operations	26,323	(279)	26,044

Other expense:
Interest expense, net	(6,806)	—	(6,806)
Amortization of loan fees	(423)	—	(423)
Net income (loss)	19,094	(279)	18,815
Less: Net loss attributable to Predecessor	—	(279)	(279)
Net income attributable to PBF Logistics LP unitholders	$19,094	$—	$19,094
____________

*	Reflects the results of PNGPC prior to our acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended March 31,
	2017	2016*
Transportation and Terminaling Segment
Terminals
Total throughput (bpd) (b)(d)	178,715	92,437
Lease tank capacity (average lease capacity barrels per month)	2,126,209	N/A
Pipelines
Total throughput (bpd) (b)(d)	146,302	36,046
Lease tank capacity (average lease capacity barrels per month)	1,371,862	N/A

Storage Segment
Storage capacity reserved (average shell capacity barrels per month)	3,691,939	3,654,581

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$53,797	$25,772
Investing activities	(19,497)	(1,266)
Financing activities	(57,691)	(13,920)
Net change in cash	$(23,391)	$10,586

Other Financial Information:
EBITDA attributable to PBFX (c)	$36,469	$27,963
Distributable cash flow (c)	$28,574	$21,447
Quarterly distribution declared per unit (e)	$0.46	$0.42
Distribution (e):
Common units - public	$10,956	$8,065
Common units - PBF LLC	1,184	1,081
Subordinated units - PBF LLC	7,308	6,672
IDR holder - PBF LLC	1,687	757
Total distribution	$21,135	$16,575
Coverage ratio (c)	1.35x	1.29x
Capital expenditures	$19,467	$1,126

See Footnotes to Earnings Release Tables
____________

*	Prior-period financial information has been retrospectively adjusted for the acquisition of PNGPC on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, in thousands)

	March 31,	December 31,
Balance Sheet Information:	2017	2016*
Cash, cash equivalents and marketable securities (f)	$80,884	$104,245
Property, plant and equipment, net	635,003	608,802
Total assets	749,696	756,861
Total debt (f)	544,027	571,675
Total liabilities	598,249	604,290
Partners’ equity	(28,609)	(27,311)
Noncontrolling interest (g)	180,056	179,882
Total liabilities and equity	749,696	756,861

See Footnotes to Earnings Release Tables
____________

*	Prior-period financial information has been retrospectively adjusted for the acquisition of PNGPC on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016*
Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$28,057	$18,815
Interest expense, net	7,568	6,806
Amortization of loan fees	416	423
Depreciation and amortization	5,352	1,847
EBITDA	41,393	27,891
Less: Predecessor EBITDA	(40)	(72)
Less: Noncontrolling interest EBITDA (g)	4,964	—
EBITDA attributable to PBFX	36,469	27,963
Non-cash unit-based compensation expense	680	729
Cash interest	(7,750)	(6,806)
Maintenance capital expenditures	(825)	(439)
Distributable cash flow	$28,574	$21,447

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$53,797	$25,772
Change in operating assets and liabilities	(19,292)	(3,958)
Interest expense, net	7,568	6,806
Non-cash unit-based compensation expense	(680)	(729)
EBITDA	41,393	27,891
Less: Predecessor EBITDA	(40)	(72)
Less: Noncontrolling interest EBITDA (g)	4,964	—
EBITDA attributable to PBFX	36,469	27,963
Non-cash unit-based compensation expense	680	729
Cash interest	(7,750)	(6,806)
Maintenance capital expenditures	(825)	(439)
Distributable cash flow	$28,574	$21,447

See Footnotes to Earnings Release Tables
____________

*	Prior-period financial information has been retrospectively adjusted for the acquisition of PNGPC on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended March 31, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$54,939	$5,538	$—	$60,477
Depreciation and amortization expense	4,751	601	—	5,352
Income (loss) from operations	36,106	3,250	(3,315)	36,041
Interest expense, net and amortization of loan fees	—	—	7,984	7,984
Capital expenditures	15,293	4,174	—	19,467

	Three Months Ended March 31, 2016*
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$31,067	$5,482	$—	$36,549
Depreciation and amortization expense	1,198	649	—	1,847
Income (loss) from operations	25,669	2,941	(2,566)	26,044
Interest expense, net and amortization of loan fees	—	—	7,229	7,229
Capital expenditures	687	439	—	1,126

	Balance at March 31, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$629,800	$61,018	$58,878	$749,696

	Balance at December 31, 2016*
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$606,898	$57,375	$92,588	$756,861

See Footnotes to Earnings Release Tables
____________

*	Prior-period financial information has been retrospectively adjusted for the acquisition of PNGPC on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 4. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenues - The Torrance Valley Pipeline was acquired by PBF Energy on July 1, 2016 in connection with the acquisition of the Torrance Refinery and related logistical assets and was not operated by PBF Energy prior to its acquisition. Commercial agreements with PBF Energy for the Torrance Valley Pipeline commenced subsequent to our acquisition on August 31, 2016. As a result, our revenues are not comparative to prior periods.

On April 29, 2016, our wholly-owned subsidiary, PLPT, purchased the East Coast Terminals, which has subsequently generated third party revenues. Prior to the Plains Asset Purchase, we did not record third-party revenue, except for third-party revenue generated by Delaware City Products Pipeline prior to August 2013. Additionally, our results may not be comparable due to additional revenue associated with the East Coast Terminals subsequent to the close of the acquisition.

Operating and maintenance expenses - As a result of the Plains Asset Purchase, the TVPC Acquisition and the PNGPC Acquisition, our operating expenses are not comparative to prior periods due to expenses associated with these acquisitions.

(b) Calculated as the sum of the average throughput per day for each Terminal and Pipeline asset for the periods presented.

(c) See “Non-GAAP Financial Measures” on page 4 for definitions of EBITDA, EBITDA attributable to PBFX, distributable cash flow and coverage ratio.

(d)
Operating information pertains to assets which are included in the Transportation and Terminaling segment. Throughput information reflects activity subsequent to execution of the commercial agreements in connection with the acquisitions of the Paulsboro Natural Gas Pipeline and the Torrance Valley Pipeline from PBF LLC and activity subsequent to the Plains Asset Purchase.

(e)
On May 4, 2017, we announced a quarterly cash distribution of $0.46 per limited partner unit based on the results of the first quarter of 2017. The distribution is payable on May 31, 2017 to PBFX unitholders of record at the close of business on May 16, 2017.

(f)
Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents and marketable securities from total debt, including our affiliate note payable. We believe this measurement is also useful to investors since our marketable securities fully collateralize our Term Loan and we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under U.S. GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of March 31, 2017 and December 31, 2016 was $463,143 and $467,430, respectively.

(g)
Our subsidiary, PBFX Op Co, holds a 50% controlling interest in TVPC, with the other 50% interest in TVPC owned by TVP Holding, an indirect subsidiary of PBF Holding. PBFX Op Co is also the sole managing member of TVPC. We, through our ownership of PBFX Op Co, consolidate the financial results of TVPC, and record a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated statements of operations includes the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated balance sheets includes the portion of net assets of TVPC attributable to TVP Holding.